Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-99377 of Longview Fibre Company on Form S-8 of our report dated June 7, 2006, appearing in the Annual Report on Form 11-K of the Longview Fibre Company Hourly Employees 401(k) Savings Plan for the year ended December 31, 2005.

/s/ Grant Thornton LLP

Portland, Oregon

June 27, 2006